Exhibit 99.1

Atomera Provides Fourth Quarter and Fiscal 2021 Results

LOS GATOS, Calif. Feb. 15, 2022 Atomera Incorporated (NASDAQ: ATOM), a semiconductor materials and technology licensing company, today provided a corporate update and announced financial results for the fourth quarter and fiscal year ended December 31, 2021.

Recent Company Highlights

•	Successfully fulfilled all technical requirements in a Joint Development Agreement with a market leading semiconductor company
•	Executed licensing agreement with semiconductor foundry
•	Introduced MST-SP technology for Power and Analog Electronics
•	Named to Forbes 2022 list of “America’s Best Small Companies”

Management Commentary

“Meeting the JDA’s technical milestones and the new foundry integration license agreement are evidence of the progress Atomera is driving,” said Scott Bibaud, President and CEO. “The achievements with our JDA partner validate MST’s potential for future commercial use among the world’s leading semiconductor companies, and our new agreement with a foundry customer opens up opportunities for MST applications among multiple different product areas.”

Financial Results

The Company incurred a net loss of ($4.2) million, or ($0.18) per basic and diluted share in the fourth quarter of 2021 on $0 revenue, compared to a net loss of ($3.9) million, or ($0.19) per basic and diluted share, for the fourth quarter of 2020 also with $0 of revenue. Adjusted EBITDA (a non-GAAP financial measure) in the fourth quarter of 2021 was a loss of ($3.4) million compared to an adjusted EBITDA loss of ($3.0) million in the fourth quarter of 2020.

For fiscal year 2021, revenue was $400,000, compared with $62,000 in fiscal 2020. Net loss was ($15.7) million, or ($0.70) per basic and diluted share for fiscal 2021, compared to ($14.9) million, or ($0.79) per basic and diluted share in fiscal 2020. Adjusted EBITDA for fiscal 2021 was a loss of ($12.5) million compared to an adjusted EBITDA loss of ($11.7) million in fiscal 2020.

The Company had $28.7 million in cash and cash equivalents as of December 31, 2021, compared to $37.9 million as of December 31, 2020.

The total number of shares outstanding was 23.2 million as of December 31, 2021.

Simultaneously with the filing of its Annual Report on Form 10-K for the year ended December 31, 2021, the Company filed a universal shelf registration statement with the SEC with substantially similar terms its current shelf registration, which was put in place in 2019.

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Fourth Quarter and Fiscal Year 2021 Results Webinar

Atomera will host a live video webinar today to discuss its financial results and recent progress.

Date: Tuesday, Feb. 15, 2022

Time: 2:00 p.m. PT (5:00 p.m. ET)

Webcast: Accessible at https://ir.atomera.com

Note about Non-GAAP Financial Measures

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Atomera presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is determined by taking net loss and eliminating the impacts of interest, depreciation, amortization and stock-based compensation. Our definition of adjusted EBITDA may not be comparable to the definitions of similarly-titled measures used by other companies. We believe that this non-GAAP financial measure, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is used as part of the Company's internal reporting to evaluate its operations and the performance of senior management. A table reconciling this measure to the comparable GAAP measure is available in the accompanying financial tables below.

About Atomera Incorporated

Atomera Incorporated is a semiconductor materials and technology licensing company focused on deploying its proprietary, silicon-proven technology into the semiconductor industry. Atomera has developed Mears Silicon Technology™ (MST®), which increases performance and power efficiency in semiconductor transistors. MST can be implemented using equipment already deployed in semiconductor manufacturing facilities and is complementary to other nano-scaling technologies already in the semiconductor industry roadmap. More information can be found at www.atomera.com

Safe Harbor

This press release contains forward-looking statements concerning Atomera Incorporated, including statements regarding the prospects for the semiconductor industry generally and the ability of our MST technology to significantly improve semiconductor performance. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the fact that, to date, we have only recognized minimal engineering services and licensing revenues and we have not yet commenced principal revenue producing operations or entered into a definitive royalty-based manufacturing and distribution license agreement with regard to our MST technology, thus subjecting us to all of the risks inherent in an early-stage enterprise; (2) risks related our ability to reach a commercial distribution license with our JDA customer; (3) risks related to our ability to advance the licensing arrangements with our initial integration licensees, Asahi Kasei Microdevices, STM Microelectronics, our fabless licensee and our foundry licensee, to royalty-based manufacturing and distribution licenses or our ability to add other licensees; (4) risks related to our ability to raise sufficient capital, as and when needed, to pursue the further development, licensing and commercialization of our MST technology; (5) our ability to protect our proprietary technology, trade secrets and know-how and (6) those other risks disclosed in the section "Risk Factors" included in our Annual Report on Form 10-K filed with the SEC on February 15, 2022. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

-- Financial Tables Follow --

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Atomera Incorporated

Balance Sheets

(in thousands, except per share data)

	December 31,
	2021	2020
ASSETS	(Unaudited)

Current Assets:
Cash and cash equivalents	$28,699	$37,942
Prepaid expenses and other current assets	309	132
Total current assets	29,008	38,074

Property and equipment, net	196	153
Long-term prepaid rent	–	450
Long-term prepaid maintenance and supplies	91	–
Security deposit	14	13
Operating lease right-of-use-asset	900	705
Financing lease right-of-use-asset	5,851	–

Total assets	$36,060	$39,395

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$338	$442
Accrued expenses	203	211
Accrued payroll related expenses	601	705
Current operating lease liability	216	90
Current financing lease liability	1,395	–
Total current liabilities	2,753	1,448

Long-term operating lease liability	768	602
Long-term financing lease liability	4,158	–

Total liabilities	7,679	2,050

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, authorized 2,500 shares: none issued and outstanding at December 31, 2021 and 2020	–	–
Common stock, $0.001 par value, authorized 47,500 shares; 23,207 shares issued and outstanding at December 31, 2021 and 22,375 issued and outstanding as of December 31, 2020	23	22
Additional paid-in capital	194,212	187,463
Accumulated deficit	(165,854)	(150,140)
Total stockholders’ equity	28,381	37,345

Total liabilities and stockholders’ equity	$36,060	$39,395

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Atomera Incorporated

Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$–	$–	$400	$62
Cost of revenue	–	–	–	(13)
Gross margin	–	–	400	49

Operating expenses
Research and development	2,249	2,227	8,779	8,424
General and administrative	1,508	1,377	6,164	5,624
Selling and marketing	316	273	986	921
Total operating expenses	4,073	3,877	15,929	14,969

Loss from operations	(4,073)	(3,877)	(15,529)	(14,920)

Other income (expense)
Interest income	2	1	9	42
Interest expense	(76)	–	(128)	–
Total other income (expense), net	(74)	1	(119)	42

Net loss before income taxes	(4,147)	(3,876)	(15,648)	(14,878)
Provision for income taxes	18	–	66	–

Net loss	$(4,165)	$(3,876)	$(15,714)	$(14,878)
Net loss per common share, basic and diluted	$(0.18)	$(0.19)	$(0.70)	$(0.79)

Weighted average number of common shares outstanding, basic and diluted	22,751	20,908	22,492	18,752

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Atomera Incorporated

Reconciliation to Non- GAAP EBITDA

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Net loss (GAAP)	$(4,165)	$(3,876)	$(15,714)	$(14,878)
Add (subtract) the following items:
Interest income	(2)	(1)	(9)	(42)
Interest expense	76	–	128	–
Provision for income taxes	18	–	66	–
Depreciation and amortization	20	9	67	41
Warrant modification	–	2	–	141
Stock-based compensation	639	817	2,973	3,041

Adjusted EBITDA (non-GAAP)	$(3,414)	$(3,049)	$(12,489)	$(11,697)

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

investor@atomera.com

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